APPLICATION FOR SHARES

To:                Lone Oak Acquisition Corp.                                      (the “Company”)
Cricket Square
Hutchins Drive
PO Box 2681
Grand Cayman, KY1-1111
Cayman Islands

Attention:     The Board of Directors

Date: June 17, 2010

We apply for and request you to allot to us 473,750 shares with a par value of $0.001 in the capital of the Company, and undertake to pay all calls made upon the said shares as and when required by the directors to do so.

We agree to take the said shares subject to the Memorandum and Articles of Association of the Company and we authorise you to enter the following name and address in the Register of Members of the Company:

Name:               BBS Capital Fund, LP

Address:           4975 Preston Park Boulevard
                                 Suite 775W
                                 Plano, TX 75093 USA

We designate the following telephone and facsimile numbers and e-mail address for service of notice of all members’ meetings. Notice by telephone or facsimile to either of the said numbers or electronic mail to the stated e-mail address will constitute good and sufficient notice to ourselves and we agree to advise you of any change in these particulars:

Tel: 972 – 985 – 2190
Fax: 972 – 985 – 2101
E-mail address: berkebakay@bbscapitalmanagement.com

Yours faithfully,	Berke Bakay

/s/ Berke Bakay
For and on behalf of
BBS Capital Fund, LP